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                                                                   EXHIBIT 10.36



                          EMPOWER HEALTH CORPORATION
                     8920 BUSINESS PARK DRIVE, SUITE 200
                                AUSTIN, TEXAS
                                    78759

                               February 25, 1999

Superior Consultant Holdings Corporation
4000 Town Center Drive, Suite 1100
Southfield, Michigan 48075

Ladies and Gentlemen:

     We make reference to (i) the Agreement For Issuance And Sale of Stock (the "Stock Purchase Agreement"), dated as of April 28,1998, by and between Superior
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Consultant Holdings Corporation ("Superior") and Empower Health Corporation
                                  --------
("Empower"), (ii) the Option and Put Agreement (the "Option Agreement"), dated
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April 28,1998, between Superior and Empower and (iii) the Service Agreement (the
"Service Agreement"), dated April 29, 1998, between Superior and Empower.
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Capitalized but undefined terms used in this letter agreement shall have the meaning provided in the Purchase Agreement or the Option Agreement, as the case may be.

     The purpose of this letter agreement is to confirm our agreements reached on certain specific provisions of the agreements identified above, as follows:

     1.   Definition of Public Equity Offering. For purposes of the Option
          ------------------------------------
Agreement, the definition of a Public Equity Offering shall be deleted and shall be replaced with the following:

          "PUBLIC EQUITY OFFERING" means a firm commitment underwritten sale of Empower common stock to the public pursuant to an effective registration statement under the 1933 Act (a) with an aggregate offering price (before payment of underwriting discounts and commissions and the expenses of the offering) of not less than $20 million and (b) after which the common stock of Empower is listed on a national securities exchange or admitted for quotation on the Nasdaq National Market (or any successor exchange or automatic quotation system).

     2.   Automatic Conversion of Series B Non-Voting Preferred Stock.
          ------------------------------------------------------------

          (a)  General. Contemporaneous with the closing of a Public Equity
               -------
Offering (as defined in paragraph 1 of this letter agreement), each outstanding share of Series B Non-Voting Preferred Stock ("Preferred Stock") of Empower
                                               ---------------
shall automatically be converted into shares of Common Stock in accordance with the terms of such shares of Preferred Stock and the
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related Certificate of Designation, Preferences and Rights of Preferred Stock
(the "Certificate of Designations"), In order mechanically to implement this
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agreement, Superior, as the sole holder of all outstanding shares of Preferred
Stock, hereby agrees that Empower may treat this paragraph 2 as an express, irrevocable election by it to voluntarily convert all outstanding shares of Preferred Stock in accordance with Section 6.1 of the Certificate of Designations contemporaneous with the closing of such a Public Equity Offering.

          (b)  Equal Treatment of all Convertible Preferred Stock Required. The
               -----------------------------------------------------------
agreement made by Superior in paragraph 2(a) is conditioned on the same treatment being imposed on all other classes and series of convertible preferred stock of Empower, it being expressly understood that the Preferred Stock may not be automatically converted in reliance on the consent granted in paragraph
2(a) unless all other classes and series of convertible preferred stock are similarly converted at or prior to the closing of the Public Equity Offering.

          (c)  Binding on Superior and Successors. Superior will legend all
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share certificates representing shares of Preferred Stock to evidence the agreements reached in this letter agreement and will not, directly or indirectly, transfer in any manner any interest of any sort whatsoever in such shares without first obtaining the written undertaking (in form and substance reasonably satisfactory to Empower) of the transferee to be bound by this letter agreement and providing an executed copy of such undertaking to Empower. Empower will not be required to give effect to any transfer which does not comply with this paragraph 2(c) and may, without limitation, enforce this requirement with stop transfer instructions.

     3.   Revenue Commitment Satisfied. We agree that the period during which
          ----------------------------
Empower has agreed to purchase "Superior Services" resulting in not less than $3,000,000 in recognized revenue to Superior as set forth in Section 1 (c) of the Services Agreement shall be extended from April 29, 1999 to September 30, 1999. This extension of time shall also apply to Section 2(c) of the Services Agreement and Section 2.3(b) of the Purchase Agreement, In the event that we have not purchased Superior Services resulting in at least $3,000,000 in recognized revenue to Superior by September 30, 1999, then Superior shall be entitled only to a cash payment in an amount equal to the difference between $3,000,000 and the resulting recognized revenue. In no event shall we be required to issue additional securities to Superior.

     4.   Empower Voting Agreement: Board Composition. Contemporaneous with the
          -------------------------------------------
closing of a Public Equity Offering (as defined in paragraph 1 of this letter agreement), Section 2.3(c) of the Purchase Agreement will be deleted and replaced with the following:

                    "(i)      On the Closing Date and thereafter, the Buyer
     shall be shall be entitled to appoint or have appointed, to Empower's Advisory Council, one nominee designated by the Buyer.

                    (ii) For so long as Superior shall own not less than 10% of the outstanding Common Stock of Empower, there shall be included on management's slate for the election of directors one designee of Buyer. If the designee is other than Richard D. Heippic, Jr., such nominee shall be subject to the approval of Empower's Board, which shall not be unreasonably withheld."

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     5.   Hackett Voting Agreement. Contemporaneous with the closing of a Public
          ------------------------
Equity Offering (as defined in paragraph 1 of this letter agreement), the letter agreement dated April 28, 1998 between Donald W. Hackett and Superior (the "Voting Agreement") shall be amended by (i) deleting the first sentence of the
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letter and (ii) deleting the numbered paragraphs one, and three through six, contained in such Voting Agreement. A new paragraph one shall be added as follows:

          "1. The undersigned shall vote all voting securities of Empower owned by him in favor of the designee of Superior, if any, duly nominated in accordance with Section 2.3(c) of the Agreement For Issuance And Sale of Stock dated April 28, 1998, as the same shall have been amended by the letter agreement among the parties dated February 17, 1999."

     6.   Termination of Certain Covenants.
          --------------------------------

          (a)  Section 2.3(d). The first clause of Section 2.3(d) of the
               --------------
Purchase Agreement is hereby deleted and replaced with the following;

          "Prior to completing a Public Equity Offering (as defined in the Option and Put Agreement), Employment shall be prohibited from taking any of the following actions without the consent of Buyer, which shall not be unreasonably withheld:"

          (b)  Section 1(e). The following shall be appended to the end of
               ------------
Section 1(d) of the Purchase Agreement:

          "This obligation shall terminate at any time that Buyer does not have the right to appoint or nominate a designee to the Board of Directors of Empower pursuant to Section 1(c), above. Notwithstanding the foregoing, Empower shall cease to deliver such materials at any time that it shall be so directed by Buyer."

     7.   No Violation of Contractual Preemptive Rights. Superior hereby
          ---------------------------------------------
confirms that the issuance of convertible promissory notes and related warrants consistent with the board approval adopted at [each of] the December 30, 1998 meeting and February 24, 1999 meeting has been consented to by them and does not violate Sections 1(d)(iii) and (v) of the Purchase Agreement, and the Superior has waived ant right to purchase any of such securities that may have been available to it pursuant to Section 6 of the Option Agreement.

     8.   Termination of Purchase Option.
          ------------------------------

          (a)  General. Contemporaneous with the closing of a Public Equity
               -------
Offering (as defined in paragraph 1 of this letter agreement), the Purchase Option contained in Section 3 of the Option Agreement shall be terminated. Upon such termination, the sole obligation of Empower shall be promptly to issue to Superior 158,491 shares of its Common Stock (the "Settlement Shares") without
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the payment of further consideration by Superior. The parties acknowledge and agree that the Settlement Shares are intended to represent thirty percent (30%)

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of the number of shares issuable to Superior if it had exercised the Purchase
Option and, accordingly, the number of Settlement Shares shall be proportionately adjusted for any stock split, stock dividend, merger, reclassification or similar structural change in Empower effected from the date of this letter agreement through the date of the closing of a Public Equity Offering.

          (b) "Make-Whole" Issuances. The parties acknowledge that the issuance
               ---------------------
of the Settlement will impose upon Empower the requirement to issue additional shares to each of Superior and Adventist Health System Sunbelt Healthcare Corporation ("Adventist") in accordance with the letter agreement dated January
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25, 1999 (the "Make-Whole Agreement"). Assuming that 158,491 shares are issued
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to Superior as Settlement Shares, then Empower would be obligated to issue an additional 2,931 shares of Common Stock to Superior and 17,936 shares of Common Stock to Adventist in accordance with the Make-Whole Agreement. As is the case with the share amounts described in paragraph 8(b), above, such share amounts are subject to proportionate adjustment for any stock split, stock dividend, merger, reclassification or similar structural change in Empower effected from the date of this letter agreement through the date of the closing of a Public Equity Offering.

          (c)  Legal Matters. Upon issuance, Empower represents and warrants
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that such shares of Common Stock will be (i) duly authorized, validly issued, fully paid and nonassessable (ii) and subject to no legal restrictions except those, if any, imposed by the federal and state securities laws due to the fact that such shares will be issued without registration or qualification under such laws. Superior conforms the representations made by it in Section 5.4 of the Stock Purchase Agreement. Prior to issuance of the Settlement Shares, Superior will, upon request, confirm in writing the matters set forth in Section 3(d)(iii) of the Option Agreement.

          (d)  Covenants. Upon issuance of the Settlement Shares to Superior in
               ---------
accordance with this letter agreement, Section 5 of the Option Agreement shall be terminated.

          (c)  No Exercise. From the date hereof through the first to occur of
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(i) June 30, 1999 or (ii) the filing by Empower with the Securities and Exchange
Commission of a request to withdraw a previously filed registration statement for an initial public offering before any shares were sold under such registration statement, Superior shall not exercise the Purchase Option without the prior written consent of Empower.

     9.   Effectiveness of this Letter Agreement. The agreements is paragraphs
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4,5 and 8 shall only be effective in the case of a Public Equity Offering (as defined in paragraph 1) that is completed on or prior to June 30, 1999.

     10.  Miscellaneous.
          -------------

          (a) Incorporation From Stock Purchase Agreement. The miscellaneous
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provisions contained in Sections 10.1, 10.2 and 10.4 through 10.8 of the Stock
Purchase Agreement are incorporated into this letter agreement as if fully set forth herein.

          (b)  Entire Agreement. This letter agreement, along with the written
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agreement expressly referred to herein, the Arbitration Agreement dated April
28, 1998, and the

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agreements entered into among the parties in January 1999 in connection with the transaction with Adventist Health System Sunbelt Healthcare Corporation (including, without limitation, the amended and restated registration rights agreement and the letter agreement relating to future share issuances under certain call options), constitute the entire agreement of the parties, and supersede any prior agreements or understandings, written or oral.

          (c)  Choice of Law. The corporate law of the state of organization of
               -------------
Empower (or its successor, as appropriate) will govern all issues concerning the internal governance of Empower and the relative rights of Empower and its shareholders in connection therewith. All other matters concerning the construction, validity and interpretation of this letter agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to choice of law principles which would require the application of the law of any other jurisdiction.

          (d)  Specific Performance. The agreements made herein are unique and
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material to Empower. Accordingly, the parties agree that Empower shall be entitled to specific performance of the agreements reached herein, in addition to any other remedies at law or in equity. The parties agree that money damages may not be an adequate remedy and that Empower may, in its sole discretion, apply to any court of law or equity of competent jurisdiction (without the requirement that any bond or other security be posted) for specific performance or other injunctive or equitable relief in order to enforce or prevent violation of the provisions of this letter agreement.

          (e)  Application to Successors. The parties acknowledge that Empower
               -------------------------
has also recently obtained approval to reincorporate from Texas to Delaware. This letter agreement shall remain in full force and effect after such reincorporation merger.

          (f)  Further Assurances. Each party shall, upon request, take such
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additional actions as shall reasonably requested to implement fully this letter agreement.

          (g)  Rule of Construction. This letter agreement is the joint work
               --------------------
product of the parties, each of whom was represented by counsel of its choice. Any rule of construction interpreting this letter agreement in favor of or against one party or another based on the alleged drafter or other similar rules of legal construction are hereby waived, it being the intention of the parties that this letter agreement be interpreted in a reasonable manner with the objective of implementing the intentions of the parties.

                           (Signature page follows)

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     If this letter agreement accurately reflects the agreement of the parties, please so indicate by executing a counterpart to this letter agreement.


                                   Very truly yours,

                                   Empower Health Corporation


                                   By: /s/ Donald W. Hackett
                                      ----------------------------
                                        Donald W. Hackett
                                        Chief Executive Officer

ACCEPTED AND AGREED:

Superior Consultant Holdings Corporation

By  /s/ Richard Saslow
   -------------------------------
     Name: Richard Saslow
     Title:

AS TO PARAGRAPH 5 ONLY:


/s/ Donald W. Hackett
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     Donald W. Hackett

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